Exhibit 10.15.2
Agreement for office space
for Cascal Manager in Biwater Eko Activ Office on Sofia Bulgaria
This Agreement is made on 5th December 2007 between:
Cascal Services Ltd. of Biwater House, Station Approach, Dorking, Surrey RH4 1TZ, (Cascal) represented by Andrew Young, Projects Director, hereinafter referred as the Client, who is pursuing private sector projects in Central and Eastern Europe, including Bulgaria, and is basing their Manager, Mariana Iteva, (Cascal’s Manager) in Sofia to work on these prospects, and
Biwater Eko Activ EAD represented by Nikolay Tzankov, Director, hereinafter referred to as Executor, address 51 Stamboliiski Blvd., 6th floor, 1301 Sofia, who is operating in the Bulgarian market in the Water Asset Management sector and has permanent offices in Sofia.
Whereas:
Eko Activ will provide Cascal with accommodation for Cascal’s Manager compromising desk space for one person in their Sofia Office at a charge of 405 Euros per month excl VAT. This charge includes for rental, rates, electricity, water, occasional administration, shared photocopying facility, shared fax and telephone facility, internet connection, reasonable use of conference room, exceptions would be consumables, non local phone calls.
In general Cascal’s Manager will seek to minimize additional services to be provided by Eko Activ in addition to the above by making direct third party payments for these when required, but where this is not possible or practical, and Cascal’s Manager asks Eko Activ to provide these, Eko Activ will bill these additional charges at their cost to Casual (According the Annex 1 to this agreement).
This accommodation has been taken up by Casual’s Manager from 26 November 2007. This agreement is valid for 2 years subject to 2 months notice from either side.
Invoicing monthly

Duly signed

By:	/s/ signed	Client	By:	/s/ signed	Executor

For and on behalf of			for and on behalf of
Cascal BV			Biwater Eko Activ

1.

Annex 1 to the Agreement dated 05.12.2007

Value
EUROS
VAT not
Ref.	Item Description		included
A	Desk space for one person in Sofia office (Incl rental, rates, electricity, water, occasional administration, shared photocopy facilities, shared fax and telephone facilities, internet connection, reasonable use of conference room, exceptions would be consumables, and non local phone calls.	1 monthly	405
B	Monthly Mobile Phone calls, and international calls	monthly
C	Agreed Miscellaneous Expenses	monthly
D	For agreed expenses ordered by Cascal’s Manager	monthly
TOTAL

2.